As filed with the Securities and Exchange Commission on April 3, 2012

Registration No. 333-151496

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TH Merger Company, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-4848595
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10350 Ormsby Park Place, Suite 300 Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

T. Richard Riney, Esq.

Ventas, Inc.

10350 Ormsby Park Place, Suite 300

Louisville, Kentucky 40223

(502) 357-9000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Steven A. Seidman, Esq.

A. Mark Getachew, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Telephone: (212) 728-8000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-151496) (the “Registration Statement”), originally filed on June 6, 2008 by TH Merger Company, LLC (as successor to Cogdell Spencer Inc.) (“Cogdell”), is being filed to remove from registration any and all shares of Cogdell common stock, par value $0.01 per share (“Common Stock”), that were registered for resale under the Registration Statement and have not been, and will not be, sold pursuant to the Registration Statement.

This Post-Effective Amendment No. 1 is being filed in accordance with Cogdell’s undertaking set forth in Part II, Item 17 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on April 3, 2012.

TH MERGER COMPANY, LLC

By:	/s/ T. Richard Riney
Name:	T. Richard Riney
Title:	Executive Vice President and Associate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons on this 3rd day of April, 2012 in the capacities indicated.

Signature	Title

/s/ Richard A. Schweinhart	President and Chief Financial Officer and
Richard A. Schweinhart	Manager (Principal Executive Officer and Principal Financial Officer)

/s/ Robert J. Brehl	Vice President and Chief Accounting
Robert J. Brehl	Officer (Principal Accounting Officer)

/s/ T. Richard Riney	Manager
T. Richard Riney

[Signature Page to Post-Effective Amendment to Form S-3 (No. 333-151496)]